Exhibit 99.1
Thoughtworks Reports Third Quarter 2024 Financial Results
•Third quarter revenues of $261.4 million
CHICAGO, IL., (November 12, 2024) – Thoughtworks Holding, Inc. (NASDAQ: TWKS) ("Thoughtworks" or the "Company"), a leading global technology consultancy, today reported results for the third quarter of 2024.
Acquisition Update
As announced on August 5, 2024, Thoughtworks has entered into a definitive merger agreement to be acquired by affiliates of certain investment funds advised by Apax Partners LLP for $4.40 per share (the “Merger”). In connection with the Merger, Thoughtworks has filed a definitive Information Statement with the Securities and Exchange Commission on October 21, 2024. A copy of the Information Statement can be found by visiting the Investor Relations section of the Thoughtworks corporate website at thoughtworks.com. In light of the announced transaction, Thoughtworks will not be holding a conference call to discuss its September 30, 2024 financial results.
Update on Restructuring Activities
On August 8, 2023, Thoughtworks initiated several measures to reduce operational costs and better align our business with our customers’ needs in a challenging macroeconomic environment. On May 7, 2024, we increased our restructuring program to capture additional cost savings. On August 2, 2024, the Company’s Board of Directors approved a second increase to its restructuring plan. The restructuring program was completed on October 31, 2024, as expected. The Company expects to record an immaterial amount of expense in the fourth quarter of 2024 due to closing out the program and the finalization of certain restructuring expenses, in addition to expense incurred in October related to restructuring actions taken.
During the third quarter of 2024, Thoughtworks incurred pre-tax cash charges of approximately $22.6 million, which include $21.1 million in wage-related costs and $1.5 million in non-wage related costs. Since the program’s inception in August 2023 through September 30, 2024, we have incurred pre-tax cash charges of approximately $50.9 million, which include $45.6 million in wage-related costs and $5.3 million in non-wage related costs, compared to total expected pre-tax charges of $56.5 million to $68.0 million, of which include $51.0 million to $59.0 million of wage-related expenses, such as employee severance and related benefits, and $5.5 million to $9.0 million of non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations and professional fees. As of September 30, 2024, we have achieved $180 million of annualized savings compared to expected total restructuring program savings of $185.0 million to $210.0 million.
QTD third quarter 2024 highlights
Revenues for the third quarter were $261.4 million, a year-over-year decline of (6.7)%, or a year-over-year decline of (6.9)% in constant currency.
Net loss margin for the third quarter was (2.3)% compared to (9.2)% for the third quarter of 2023. Adjusted EBITDA Margin for the third quarter was 11.7% compared to 12.0% for the third quarter of 2023.

Diluted loss per share for the third quarter was $(0.02) compared to $(0.08) for the third quarter of 2023. Adjusted Diluted EPS for the third quarter was $0.03 compared to $0.04 for the third quarter of 2023.
YTD third quarter 2024 highlights
Revenues for the nine months ended were $761.7 million, a year-over-year decline of (12.9)%, or a year-over-year decline of (12.6)% in constant currency. Acquisitions completed in the last twelve months had an immaterial contribution to revenue growth for the nine months ended September 30, 2024.
Net loss margin for the nine months ended was (9.6)% compared to (5.3)% for the nine months ended September 30, 2023. Adjusted EBITDA Margin for the nine months ended was 5.7% compared to 11.2% for the nine months ended September 30, 2023.
Diluted loss per share for the nine months ended was $(0.23) compared to $(0.15) for the nine months ended September 30, 2023. Adjusted diluted loss per share for the nine months ended was $(0.02) compared to Adjusted Diluted EPS of $0.10 for the nine months ended September 30, 2023.
QTD third quarter 2024 summary

	Three Months Ended September 30,
$ in millions, except per share data	2024	2023	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$261.4	$280.2	$(18.8)	(6.7)%
Gross Profit	$91.9	$94.2	$(2.3)	(2.4)%
Gross Margin	35.2%	33.6%	1.6%
SG&A	$69.7	$81.8	$(12.1)	(14.8)%
SG&A Margin	26.7%	29.2%	(2.5)%
Stock-based compensation(3)	$6.9	$12.8	$(5.9)	(46.1)%
Net loss	$(6.1)	$(25.9)	$19.8
Net loss margin	(2.3)%	(9.2)%	6.9%
Diluted loss per share	$(0.02)	$(0.08)	$0.06
Cash flow from operations	$2.1	$6.4	$(4.3)	(67.2)%
Non-GAAP Metrics(4):
Revenue Growth Rate at constant currency(5)	(6.9)%	(16.6)%
Adjusted Gross Profit	$97.3	$104.9	$(7.6)	(7.2)%
Adjusted Gross Margin	37.2%	37.4%	(0.2)%
Adjusted SG&A	$66.9	$72.8	$(5.9)	(8.1)%
Adjusted SG&A Margin	25.6%	26.0%	(0.4)%
Adjusted Net Income	$9.7	$11.5	$(1.8)	(15.7)%
Adjusted EBITDA	$30.7	$33.6	$(2.9)	(8.6)%
Adjusted EBITDA Margin	11.7%	12.0%	(0.3)%
Adjusted Diluted EPS	$0.03	$0.04	$(0.01)	(25.0)%
Free Cash Flow	$(1.1)	$3.7	$(4.8)

YTD third quarter 2024 summary

	Nine Months Ended September 30,
$ in millions, except per share data	2024	2023	Change	% Change(1)
GAAP Metrics:
Revenues(2)	$761.7	$874.4	$(112.7)	(12.9)%
Gross Profit	$231.9	$282.6	$(50.7)	(17.9)%
Gross Margin	30.5%	32.3%	(1.8)%
SG&A	$225.7	$254.8	$(29.1)	(11.4)%
SG&A Margin	29.6%	29.1%	0.5%
Stock-based compensation(3)	$26.9	$48.1	$(21.2)	(44.1)%
Net loss	$(73.4)	$(46.2)	$(27.2)
Net loss margin	(9.6)%	(5.3)%	(4.3)%
Diluted loss per share	$(0.23)	$(0.15)	$(0.08)
Cash flow from operations	$(31.9)	$36.6	$(68.5)
Non-GAAP Metrics(4):
Revenue Growth Rate at constant currency(5)	(12.6)%	(10.2)%
Adjusted Gross Profit	$251.3	$321.7	$(70.4)	(21.9)%
Adjusted Gross Margin	33.0%	36.8%	(3.8)%
Adjusted SG&A	$207.9	$226.0	$(18.1)	(8.0)%
Adjusted SG&A Margin	27.3%	25.8%	1.5%
Adjusted Net (Loss) Income	$(6.3)	$31.7	$(38.0)
Adjusted EBITDA	$43.2	$97.8	$(54.6)	(55.8)%
Adjusted EBITDA Margin	5.7%	11.2%	(5.5)%
Adjusted Diluted (Loss) Earnings Per Share	$(0.02)	$0.10	$(0.12)
Free Cash Flow	$(42.7)	$30.2	$(72.9)
(1) The percentage change for the following items were excluded as they were determined to be not meaningful due to a loss or negative position in one or both periods. QTD: net loss, diluted loss per share and free cash flow. YTD: net loss, diluted loss per share, cash flow from operations, adjusted net (loss) income, adjusted diluted (loss) earnings per share and free cash flow.
(2) Acquisitions completed in the last twelve months had an immaterial contribution to revenue growth for the quarter and nine months ended September 30, 2024.
(3) The three and nine months ended September 30, 2024 include $0.2 million expense and a net reversal of $0.4 million, respectively, related to the CEO transition.
(4) See “Non-GAAP financial measures” for how we define these measures and the financial tables that accompany this release for reconciliation of these measures to the closest comparable GAAP measures.
(5) Revenue Growth Rate at Constant Currency is calculated by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison; therefore the weighted average rates used in each respective calculation are not consistent. The change in revenue growth rate at constant currency was excluded, as it was determined to be not meaningful.
Bookings
Our overall bookings for the trailing twelve months ended September 30, 2024 was $1.3 billion, a sequential increase from $1.2 billion and a year-over-year decrease from $1.4 billion. The sequential increase from the second quarter of 2024 to the third quarter of 2024 is a result of continued strong bookings as our industry-based go-to-market strategy is gaining momentum. The 7.1% year-over-year decrease in bookings is primarily a result of reduced client budgets reflecting caution around the macroeconomic environment and smaller contract sizes which reflect a shift to offshore services, where bill rates are lower compared to onshore work, and, in certain cases, discounts or pricing adjustments.

	Trailing Twelve Months Ended September 30,
	2024	2023
# of clients with bookings greater than $10 million	37	37
# of clients with bookings between $5 million and $10 million	30	27
Revenue by geography(6)

	Three Months Ended September 30,			Nine Months Ended September 30,
$ in thousands	2024	2023	% Change	2024	2023	% Change
North America	$92,039	$105,241	(12.5)%	$269,094	$327,871	(17.9)%
APAC	91,185	97,247	(6.2)%	266,993	293,411	(9.0)%
Europe	66,149	63,228	4.6%	191,415	207,775	(7.9)%
LATAM	12,020	14,443	(16.8)%	34,155	45,373	(24.7)%
Total revenues	$261,393	$280,159	(6.7)%	$761,657	$874,430	(12.9)%
(6) Revenues are presented geographically, by customer location. During the first quarter of 2024, in connection with the restructuring, the Company updated the disaggregation of revenue by customer location to reflect the geographical market based on contracting location, consistent with client ownership within our geographical markets, versus billing location, as previously reported. All corresponding disclosures and historical amounts have been recast to reflect the change.
Revenue by industry vertical

	Three Months Ended September 30,			Nine Months Ended September 30,
$ in thousands	2024	2023	% Change	2024	2023	% Change
Technology and business services	$67,203	$70,612	(4.8)%	$196,692	$214,440	(8.3)%
Energy, public and health services	67,059	71,662	(6.4)%	193,611	231,014	(16.2)%
Retail and consumer	44,663	44,663	—%	126,281	137,060	(7.9)%
Financial services and insurance	35,603	46,447	(23.3)%	111,686	154,380	(27.7)%
Automotive, travel and transportation	46,865	46,775	0.2%	133,387	137,536	(3.0)%
Total revenues	$261,393	$280,159	(6.7)%	$761,657	$874,430	(12.9)%
Liquidity
We had cash and cash equivalents of $47.0 million as of September 30, 2024, along with $300.0 million of borrowing capacity under our revolving credit line, which was undrawn as of September 30, 2024. Our total debt outstanding, gross of deferred financing fees, was $290.0 million at September 30, 2024.

About Thoughtworks
Thoughtworks is a global technology consultancy that integrates strategy, design and engineering to drive digital innovation. We are over 10,000 Thoughtworkers strong across 48 offices in 19 countries. For 30+ years, we've delivered extraordinary impact together with our clients by helping them solve complex business problems with technology as the differentiator.
Investor contact:
Thoughtworks Holding, Inc.
Rob Muller: investor-relations@thoughtworks.com
Press contact:
Thoughtworks Holding, Inc.
Linda Horiuchi: linda.horiuchi@thoughtworks.com
Thoughtworks uses and intends to continue to use our investor relations website at https://investors.thoughtworks.com and social media, @thoughtworks on Twitter and LinkedIn, as a means of publicly disclosing material information and for complying with our disclosure obligations under Regulation Fair Disclosure. Investors should monitor these channels in addition to following the Company’s press releases, SEC filings, public conference calls and webcasts.
Forward-looking statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: the statements under “Update on Acquisition” (including any other materials referenced therein), “Update on Restructuring Activities,” including expectations relating to the size of the restructuring actions, the amount and timing of related cost savings and charges and the potential long-term benefits of the restructuring actions; statements regarding relationships with existing and potential clients and their engagement decisions; and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: current and future impact of macro-related factors on Thoughtworks' clients’ engagement decisions, Thoughtworks’ business and industry; the effects of competition on the future business of Thoughtworks; uncertainty regarding the demand for and market utilization of our services; the ability to implement our restructuring actions, including the costs of such actions and the uncertainty of the impact of such actions on financial performance; the ability to maintain or acquire new client relationships; other general business and economic conditions (including such conditions related to inflation and foreign currency exchange rates); the possibility that the Merger does not close when expected or at all because one or more conditions to the closing are not satisfied on a timely basis or at all; that the parties to the merger agreement may modify its terms and conditions; that the anticipated benefits of the Merger are not realized as a result of such things as the weakness of the economy and competitive factors in the technology consultancy industry; the Merger’s effect on the Company’s relationships with its customers and suppliers, whether or not the Merger is completed; the parties’ ability to successfully integrate operations in the Merger; significant or unanticipated transaction and merger-related integration costs; and our ability to successfully execute our strategy and strategic plans. For additional information concerning these and other risks and uncertainties, please see Thoughtworks' latest Annual Report on Form 10-K, latest Quarterly Report on Form 10-Q, and other filings and reports that Thoughtworks may file from time to time. Except as required by law, Thoughtworks assumes no obligation, and does not intend, to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP financial measures
Certain financial metrics contained in this press release are considered non-GAAP financial measures. Definitions of and the related reconciliations for these non-GAAP financial measures can be found below. We use these non-GAAP measures in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, many of the non-GAAP financial measures used herein exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy.
Revenue Growth Rate and Revenue Growth Rate at constant currency
Certain of our subsidiaries use functional currencies other than the U.S. dollar and the translation of these foreign currency amounts into U.S. dollars can impact the comparability of our revenues between periods. Accordingly, we use Revenue Growth Rate at constant currency as an important indicator of our underlying performance. Revenue Growth Rate at constant currency is calculated by applying the average exchange rates in effect during the earlier comparative fiscal period to the later fiscal period.
Adjusted Gross Profit and Adjusted Gross Margin
We define gross profit as total revenues less cost of revenues. We define Adjusted Gross Profit as gross profit excluding stock-based compensation expense, employer payroll related expense on employee equity incentive plan and depreciation expense. We calculate Adjusted Gross Margin by dividing Adjusted Gross Profit by total revenues. Our management uses Adjusted Gross Profit to assess overall performance and profitability, without regard to the aforementioned adjustments, which are unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted SG&A and Adjusted SG&A Margin
We define Adjusted SG&A as selling, general and administrative expense excluding stock-based compensation expense, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan and CEO transition costs. We calculate Adjusted SG&A Margin by dividing Adjusted SG&A by total revenues.
Our management uses Adjusted SG&A and Adjusted SG&A Margin to assess our overall performance, without regard to items such as stock-based compensation expense and other items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
We define Adjusted Net Income (Loss) as net loss adjusted for unrealized (gain) loss on foreign currency exchange, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition costs, certain professional fees that are considered unrelated to our ongoing revenue-generating operations, employer payroll related expense on employee equity incentive plan, the change in fair value of contingent consideration, restructuring costs, CEO transition costs and income tax effects of adjustments.
We define Adjusted Diluted Earnings (Loss) Per Share as diluted loss per share, with the numerator adjusted for the aforementioned adjustments to Adjusted Net Income (Loss). In other words, the numerator for Adjusted Diluted Earnings (Loss) Per Share utilizes Adjusted Net Income (Loss). We calculate Adjusted Diluted Earnings (Loss) Per Share by dividing Adjusted Net Income (Loss) by diluted weighted average shares outstanding.
Our management uses Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, net of the income tax effects of adjustments.
Our management uses Adjusted Net Income (Loss) for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss adjusted to exclude income tax expense; interest expense; other (income) expense, net, excluding an unrealized gain/loss related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables; unrealized (gain) loss on foreign currency exchange; stock-based compensation expense; depreciation and amortization expense; acquisition costs; certain professional fees that are considered unrelated to our ongoing revenue generating operations; employer payroll related expense on employee equity incentive plan; restructuring charges; and CEO transition costs. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin are widely used by investors and securities analysts to measure a company's operating performance without regard to the aforementioned adjustments that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired or costs that are unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations.
Our management uses Adjusted EBITDA and Adjusted EBITDA Margin for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.
Free Cash Flow
We define Free Cash Flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that Free Cash Flow is a useful indicator of liquidity for investors and is used by our management as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that Free Cash Flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues	$261,393	$280,159	$761,657	$874,430
Operating expenses:
Cost of revenues	169,456	185,985	529,713	591,845
Selling, general and administrative expenses	69,701	81,840	225,747	254,806
Depreciation and amortization	5,588	5,997	16,885	17,413
Restructuring	22,604	15,566	31,931	15,566
Total operating expenses	267,349	289,388	804,276	879,630
Loss from operations	(5,956)	(9,229)	(42,619)	(5,200)
Other (expense) income:
Interest expense	(7,059)	(6,649)	(20,282)	(19,661)
Net realized and unrealized foreign currency gain (loss)	11,062	(8,813)	(5,251)	(7,658)
Other (expense) income, net	59	43	552	(545)
Total other expense	4,062	(15,419)	(24,981)	(27,864)
Loss before income taxes	(1,894)	(24,648)	(67,600)	(33,064)
Income tax expense	4,161	1,204	5,827	13,167
Net loss	$(6,055)	$(25,852)	$(73,427)	$(46,231)

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	3,118	(3,820)	5,618	(4,229)
Comprehensive loss	$(2,937)	$(29,672)	$(67,809)	$(50,460)

Net loss per common share:
Basic loss per common share	$(0.02)	$(0.08)	$(0.23)	$(0.15)
Diluted loss per common share	$(0.02)	$(0.08)	$(0.23)	$(0.15)

Weighted average shares outstanding:
Basic	323,452,180	317,805,140	323,031,967	317,204,506
Diluted	323,452,180	317,805,140	323,031,967	317,204,506

Stock-based compensation expense included in the condensed consolidated statements of loss and comprehensive loss was as follows:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenues	$3,719	$7,462	$14,391	$28,688
Selling, general and administrative expenses (1)	3,016	5,344	12,301	19,403
Restructuring	169	—	169	—
Total stock-based compensation expense	$6,904	$12,806	$26,861	$48,091
(1)The three and nine months ended September 30, 2024 include $0.2 million expense and a net reversal of $0.4 million, respectively, related to the CEO transition.

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,956	$100,305
Trade receivables, net of allowance of $12,149 and $9,550, respectively	159,339	167,942
Unbilled receivables	121,129	115,150
Prepaid expenses	15,366	19,692
Other current assets	35,113	25,269
Total current assets	377,903	428,358
Property and equipment, net	26,432	26,046
Right-of-use assets	39,184	41,771
Intangibles and other assets:
Goodwill	426,476	424,565
Trademark	273,000	273,000
Other intangible assets, net	105,903	114,186
Other non-current assets	20,712	19,310
Total assets	$1,269,610	$1,327,236
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,127	$2,767
Long-term debt, current	7,150	7,150
Accrued compensation	84,196	88,712
Deferred revenue	10,328	18,090
Accrued expenses and other current liabilities	37,066	27,260
Lease liabilities, current	13,350	15,301
Total current liabilities	155,217	159,280
Lease liabilities, non-current	29,037	29,791
Long-term debt, less current portion	281,026	286,035
Deferred tax liabilities	44,048	54,907
Other long-term liabilities	25,439	24,093
Total liabilities	534,767	554,106
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 100,000,000 shares authorized, zero issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 374,237,846 and 372,876,082 issued, 323,802,308 and 322,407,385 outstanding at September 30, 2024 and December 31, 2023, respectively	374	373
Treasury stock, 50,435,538 and 50,468,697 shares at September 30, 2024 and December 31, 2023, respectively	(622,576)	(622,988)
Additional paid-in capital	1,656,937	1,627,491
Accumulated other comprehensive loss	(32,548)	(38,166)
Retained deficit	(267,344)	(193,580)
Total stockholders' equity	734,843	773,130
Total liabilities and stockholders' equity	$1,269,610	$1,327,236

THOUGHTWORKS HOLDING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(73,427)	$(46,231)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	21,508	27,367
Bad debt expense	4,167	4,145
Deferred income tax benefit	(12,972)	(21,759)
Stock-based compensation expense	26,861	48,091
Unrealized foreign currency exchange loss	4,814	9,488
Non-cash lease expense on right-of-use assets	11,616	13,935
Other operating activities, net	1,036	2,599
Changes in operating assets and liabilities:
Trade receivables	4,658	43,827
Unbilled receivables	(5,485)	(22,305)
Prepaid expenses	4,322	3,505
Other assets	(330)	2,546
Lease liabilities	(11,280)	(14,219)
Accounts payable	63	(1,183)
Accrued expenses and other liabilities	(7,440)	(13,208)
Net cash (used in) provided by operating activities	(31,889)	36,598
Cash flows from investing activities:
Purchase of property and equipment	(10,839)	(6,351)
Proceeds from disposal of fixed assets	527	327
Acquisitions, net of cash acquired	(1,399)	(15,989)
Net cash used in investing activities	(11,711)	(22,013)
Cash flows from financing activities:
Payments of obligations of long-term debt	(5,363)	(105,363)
Payments of debt issuance costs	—	(99)
Proceeds from issuance of common stock on exercise of options	2,818	4,880
Withholding taxes paid related to net share settlement of equity awards	(4,166)	(3,501)
Payment of contingent consideration	—	(13,996)
Other financing activities, net	(534)	71
Net cash used in financing activities	(7,245)	(118,008)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,149)	(3,395)
Net decrease in cash, cash equivalents and restricted cash	(52,994)	(106,818)
Cash, cash equivalents and restricted cash at beginning of the period	101,660	195,564
Cash, cash equivalents and restricted cash at end of the period	$48,666	$88,746

Supplemental disclosure of cash flow information:
Interest paid	$18,673	$18,669
Income taxes paid	$13,947	$38,590

Supplemental disclosure of non-cash activities:
ROU assets obtained in exchange for new operating lease liabilities	$8,740	$12,518

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$46,956	$87,405
Restricted cash included in other non-current assets	1,710	1,341
Total cash, cash equivalents and restricted cash	$48,666	$88,746

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(6,055)	$(25,852)	$(73,427)	$(46,231)
Unrealized foreign exchange (gain) loss	(10,691)	10,223	4,814	9,488
Stock-based compensation (a)	6,503	12,806	27,109	48,091
Amortization of acquisition-related intangibles	3,829	3,656	11,268	10,916
Acquisition costs (b)	656	1,533	2,365	5,339
Certain professional fees (c)	(911)	2,051	1,392	3,801
Employer payroll related expense on employee equity incentive plan (d)	89	264	353	755
Change in fair value of contingent consideration (e)	—	—	—	129
Restructuring (f)	22,604	15,566	31,931	15,566
CEO transition costs (g)	232	—	1,334	—
Income tax effects of adjustments (h)	(6,587)	(8,722)	(13,423)	(16,157)
Adjusted Net Income (Loss)	$9,669	$11,525	$(6,284)	$31,697

GAAP diluted weighted average common shares outstanding	323,452,180	317,805,140	323,031,967	317,204,506
Employee stock options, RSUs and PSUs	7,393,680	10,521,029	—	12,434,247
Adjusted diluted weighted average common shares outstanding	330,845,860	328,326,169	323,031,967	329,638,753
GAAP diluted loss per share	$(0.02)	$(0.08)	$(0.23)	$(0.15)
Adjusted Diluted Earnings (Loss) Per Share	$0.03	$0.04	$(0.02)	$0.10

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(6,055)	$(25,852)	$(73,427)	$(46,231)
Income tax expense	4,161	1,204	5,827	13,167
Interest expense	7,059	6,649	20,282	19,661
Other (income) expense, net (i)	(119)	(28)	(334)	759
Unrealized foreign exchange (gain) loss	(10,691)	10,223	4,814	9,488
Stock-based compensation (a)	6,503	12,806	27,109	48,091
Depreciation and amortization	7,131	9,147	21,508	27,367
Acquisition costs (b)	656	1,533	2,365	5,339
Certain professional fees (c)	(911)	2,051	1,392	3,801
Employer payroll related expense on employee equity incentive plan (d)	89	264	353	755
Restructuring (f)	22,604	15,566	31,931	15,566
CEO transition costs (g)	232	—	1,334	—
Adjusted EBITDA	$30,659	$33,563	$43,154	$97,763
Net loss margin	(2.3)%	(9.2)%	(9.6)%	(5.3)%
Adjusted EBITDA Margin	11.7%	12.0%	5.7%	11.2%

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Gross profit, GAAP	$91,937	$94,174	$231,944	$282,585
Stock-based compensation	3,719	7,462	14,391	28,688
Employer payroll related expense on employee equity incentive plan (d)	88	107	343	452
Depreciation expense	1,543	3,150	4,623	9,954
Adjusted Gross Profit	$97,287	$104,893	$251,301	$321,679
Gross margin, GAAP	35.2%	33.6%	30.5%	32.3%
Adjusted Gross Margin	37.2%	37.4%	33.0%	36.8%

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
SG&A, GAAP	$69,701	$81,840	$225,747	$254,806
Stock-based compensation (j)	(2,784)	(5,344)	(12,718)	(19,403)
Acquisition costs (b)	(656)	(1,533)	(2,365)	(5,339)
Certain professional fees (c)	911	(2,051)	(1,392)	(3,801)
Employer payroll related expense on employee equity incentive plan (d)	(1)	(157)	(10)	(303)
CEO transition costs (g)	(232)	—	(1,334)	—
Adjusted SG&A	$66,939	$72,755	$207,928	$225,960
SG&A margin, GAAP	26.7%	29.2%	29.6%	29.1%
Adjusted SG&A Margin	25.6%	26.0%	27.3%	25.8%

THOUGHTWORKS HOLDING, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages, share and per share data)
(unaudited)

(a)The three and nine months ended September 30, 2024 exclude $0.2 million expense and a net reversal of $0.4 million, respectively, related to the CEO transition which is included in the CEO transition costs line. The three and nine months ended September 30, 2024 also exclude $0.2 million related to the restructuring which is included in the restructuring line.
(b)Adjusts for certain professional fees and retention wage expenses related to certain acquisitions.
(c)Adjusts for certain one-time professional fees. During the third quarter of 2024, the Company capitalized $1.3 million in costs related to the proposed take-private transaction.
(d)Adjusts for employer payroll related expense on employee equity incentive plan as these expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise. As a result, these expenses may vary in any particular period independent of the financial and operating performance of our business.
(e)Adjusts for the non-cash adjustment to the fair value of contingent consideration.
(f)Adjusts for restructuring costs which include wage-related expenses, such as employee severance and related benefits, and non-wage related expenses, including costs related to reducing leased office space, vendor contract cancellations, professional fees, and other reorganization costs.
(g)Adjusts for CEO transition costs which consists solely of stock compensation expense for the three months ended September 30, 2024 and includes $1.0 million of severance, $0.5 million target bonus and $0.2 million salary paid during the transition period, partially offset by a $0.4 million net reversal of stock compensation expense for the nine months ended September 30, 2024.
(h)Adjusts for the income tax effects of the foregoing adjusted items, determined under the discrete method consistent with our non-GAAP measures of profitability.
(i)Excludes an unrealized gain/loss related to the mark to market adjustment on shares received in relation to the sale and settlement of trade receivables which was included within other income (expense), net in the condensed consolidated statements of loss and comprehensive loss.
(j)The three and nine months ended September 30, 2024 exclude $0.2 million expense and a net reversal of $0.4 million, respectively, related to the CEO transition which is included in the CEO transition costs line.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2,062	$6,355	$(31,889)	$36,598
Purchase of property and equipment	(3,126)	(2,670)	(10,839)	(6,351)
Free Cash Flow	$(1,064)	$3,685	$(42,728)	$30,247